Free Writing Prospectus

Filed Pursuant to Rule 433

Reg-Statement No. 333-195645

Barclays PLC

Fixed Income Investor Presentation

H1 2016 Results Announcement July 2016

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Strategy & Performance

Overview

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Transatlantic Consumer, Corporate & Investment Bank

Our strategy is on track and is showing encouraging progress

Strong Core returns Double digit Core RoTE 11.0% RoTE1

New cost guidance for 2017 £400m-£500m2

Non-Core closure

Continued momentum, on track to close in 2017 c.£20bn RWAs

c.10bps

Sell down Barclays Africa First sale of 12.2% stake complete

CET1 benefit Targeting Group

Reduce costs On track to meet £12.8bn 2016 Core cost target, subject to FX3 cost: income ratio <60%

Capital strength Strong capital ratios, providing additional flexibility 11.6% CET1 ratio

Group RoTE converging with Core RoTE

Barclays H1 2016 Fixed Income Investor Presentation

3

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Our strategy remains unchanged and is on track

Since EU Referendum 23rd June

Helped start c.2,0004 £100m fund for new businesses lending to farmers

Barclays UK

Residential mortgage c.62,000 completions current accounts up 8% at c.£2bn5 opened

£800m of sterling

Raised €750m bond offerings bond for for BAT and Deutsche Bahn Brown Forman

Barclays Corporate & International

Joint Global Advised Nortek Coordinator of on US$2.8bn sale

ENAV?s €760m to Melrose IPO in Italy

In a more uncertain environment our customers and clients are still looking to us for advice, financing and partnership

Confident we will continue to be a major player in the European capital markets

Some understandable caution, but seeing no immediate signs of unusual impairment trends or stress

Business and geographic diversification together with our conservative risk profile makes Barclays extremely resilient

Barclays H1 2016 Fixed Income Investor Presentation

4

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Financial highlights – Q216

Double digit Core returns: Underlying Core RoTE of 11.0%, driven by Barclays UK RoTE of 18.4% and Barclays Corporate & International RoTE of 11.9%6

Robust capital ratios: CET1 ratio of 11.6% – on track to meet end-state capital requirements, providing additional capital flexibility to improve returns

Continuing Non-Core momentum: £4bn reduction in RWAs to £47bn – on track to close Non-Core in 2017, with c.£20bn of RWAs

Continued focus on reducing cost: On track to meet £12.8bn 2016 underlying Core cost target, subject to FX3 – Core cost: income ratio of 57%7

Preserving book value: TNAV per share increased 3p to 289p

Barclays H1 2016 Fixed Income Investor Presentation

5

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Resilience from prudent risk management and diversification

Diversified income by business – H1168 Lower volatility of LLR vs. other major UK banks9

4% Average 1995-2015 Personal Banking 3%

21% 18%

Barclaycard Consumer UK

WEBB 2%

8%

1%

Markets

7%

22% 0%

Banking

24% -1%

Consumer, Cards & Payments

Barclays Bank A Bank B Bank C

Well balanced business mix with income diversification Consistently conservative risk management with across consumer and wholesale banking lower LLR volatility through the cycle

Diversified income by geography – H11610 Bank of England stress tests—CET1 ratio drawdown (bps)11

3% 2014 2015

2% UK 510 480 500

31% Europe

54% Americas 340

290 320 330

Africa and Middle East 240

10% Asia 160 210

Geographic diversification with almost one third Lowest stress loss in both 2014 and 2015 BoE stress tests of our income from the Americas post strategic management actions

Barclays H1 2016 Fixed Income Investor Presentation

6

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Statutory Group financials – Q216

Three months ended (£m) Jun-16 Jun-15% change Diversified Consumer, Corporate & Investment Bank

Income 5,972 6,461(8%) Q216 Core income by business12

Impairment(488)(393)(24%)

– Operating expenses(3,425)(3,557) 4%

– Litigation and conduct(447)(927) 52%

Total operating expenses(3,872)(4,484) 14%

Other net expenses(342)(39) 24% 32% Barclays UK

Profit before tax 1,270 1,545(18%)

Tax(467)(324)(44%) BC&I—Corporate &

Profit after tax—continuing operations 803 1,221(34%) Investment Bank

NCI – continuing operations(92)(85)(8%) BC&I—Consumer,

Other equity holders(104)(79)(32%) Cards & Payments

Profit after tax – discontinued operation 145 162(10%) 44%

NCI – discontinued operation(75)(73)(3%)

Attributable profit 677 1,146(41%)

Performance measures Q216 Group cost: income ratio

Return on average tangible equity 5.8% 9.8%

Cost: income ratio 65% 69%

Loan loss rate (LLR) 41bps 35bps

Basic earnings per share 4.2p 7.0p

Jun-16 Mar-16 69%

Risk weighted assets £366.3bn £363.0bn 65%

Notable items (£m)13 Jun-16 Jun-15

– Own credit 292 282 Income

– Gain on disposal of Barclays’ share of Visa Europe 615—Income

– Gains on US Lehman acquisition assets—496 Income Q215 Q216

Litigation

– Provisions for UK customer redress(400)(850) and conduct

Total 507(72)

Barclays H1 2016 Fixed Income Investor Presentation

7

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Core: Underlying Return on Tangible Equity of 11.0%

Business performance excluding notable items Profit/(loss) before tax (£m) Jun-16 Jun-15% change

Three months ended (£m) Jun-16 Jun-15% change – Barclays UK 625 668(6%)

Income 5,409 5,441(1%) – Barclays Corporate & International 1,262 1,374(8%)

Impairment(462)(373)(24%) – Head Office(35)(40) 13%

– Operating expenses(3,057)(3,061)—Core 1,852 2,002(7%)

– Litigation and conduct(20)(19)(5%)

Total operating expenses(3,077)(3,080)—Q216 Performance metrics

Other net expenses/income(18) 14 Core income decreased 1% to £5.4bn, excluding own credit and the

Profit before tax 1,852 2,002(7%) gain on sale of Visa Europe

Attributable profit 1,097 1,265(13%) Underlying impairment performance was stable while LLR increased by

Performance measures excluding notable items 7bps mostly due to refinement of impairment modelling

Return on average tangible equity 11.0% 14.0% Total operating expenses were flat, with savings offset by FX moves

Average allocated tangible equity14 £40.7bn £36.4bn—Remain on track for 2016 Core cost target of £12.8bn, subject to FX3

Cost: income ratio 57% 57%—Cost: income ratio was 57%

Loan loss rate (LLR) 45bps 38bps Average allocated tangible equity increased by £4bn since Q215

Basic earnings per share 6.6p 7.7p—Core RoTE was 11.0%

Jun-16 Mar-16 Barclays UK – RoTE of 18.4%

Risk weighted assets14 £319.6bn £312.2bn Income was broadly in line, with good growth in customer balances offsetting lower fee income

Notable items (£m) Jun-16 Jun-15 Cost reduction of 3% generated positive jaws

– Own credit 292 282

– Gain on disposal of Barclays’ share of Barclays Corporate & International – RoTE of 11.9%

615 -

Visa Europe Strong profit growth of 41% in CC&P and RoTE of 26.3%

– Gains on US Lehman acquisition assets—496 Resilient CIB performance despite challenging market conditions, and

– Provisions for UK customer redress(400)(800) RoTE of 9.5%

Total 507(22)

Barclays H1 2016 Fixed Income Investor Presentation

8

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Non-Core: Continued good rundown momentum

Business performance excluding notable items

Three months ended (£m) Jun-16 Mar-16 Jun-15

– Businesses 181 196 292

– Securities and loans(363)(402) -

– Derivatives(162)(36)(49)

Income(344)(242) 243

Impairment(26)(29)(20)

– Operating expenses(368)(489)(496)

– Litigation and conduct(27)(66)(58)

Total operating expenses(395)(555)(554)

Other net expenses/income(324) 11(54)

Loss before tax(1,089)(815)(385)

Attributable loss(887)(603)(284)

Performance measures excluding notable items

Average allocated tangible equity £7.9bn £9.0bn £11.3bn

Period end allocated tangible equity £7.8bn £8.5bn £10.1bn

Basic earnings/(loss) per share(5.2p)(3.6p)(1.7p)

Risk weighted assets £46.7bn £50.9bn £68.6bn

Notable items (£m) Jun-16 Mar-16 Jun-15

– Provisions for UK customer redress —(50)

Material one-off items (£m) Jun-16 Mar-16 Jun-15

– Impairment of French retail business

assets held for sale(372) —

– Restructure of ESHLA loans with LOBO

features(182) —

Q216 Performance metrics

Negative income of £344m was largely driven by a one-off loss of £182m due to the restructuring of the ESHLA Lender Option Borrower Option (LOBO) loan terms

- Business income reduced due to sale of the Portuguese business

- Derivatives income reduced reflecting active rundown of portfolios and funding costs Total operating expenses declined to £395m including lower restructuring costs of £81m (Q116: £182m) Loss before tax increased to £1,089m reflecting a £372m impairment associated with the valuation of the French retail banking operations which are held for sale

Key drivers/highlights

RWAs reduced by £4bn to £47bn from rundown of businesses, derivatives, and securities & loans

- Portugal retail business sale completed on 1 April, reducing RWAs by £1.8bn Restructuring of ESHLA LOBO loan terms expected to significantly reduce future P&L volatility in the remaining portfolio

- Capital accretive due to reduced requirement to hold capital against these loans

- Significant reduction in Level 3 assets

Lower ESHLA negative fair value movements of £50m as gilt swap spreads narrowed

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Priority is to close Non-Core in 2017

Continued good execution of the Non-Core rundown while preserving capital

- RWA reduction of £4bn in Q216

- Strong pipeline of business disposals and confidence in derivatives rundown

Priority remains to close Non-Core with c.£20bn of RWAs in 2017 with minimal impact on Group returns Providing new cost guidance for 2017 of £400-£500m2

RWAs (£bn)15 Pipeline of announced disposals

110

£4bn

51 47 10

19 c.20 8 10 Dec-13 Mar-16 Jun-16 2017 Guidance

Businesses Derivatives Securities & loans Operational risk plus DTAs

Italy Retail

Barclays Risk Analytics and Index Solutions Asia Wealth and Investment Management Southern European Cards France Retail16

Remaining Businesses

Egypt/Zimbabwe Italian Mortgages

Expected pro-forma impact on completion

RWAs c.£3bn CET1 ratio c.15-20bps

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Capital & Leverage

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Strong CET1and leverage ratio progression

Fully Loaded CET1 ratio17

442 402 366 358 363

RWAs(£bn)

Organic capital accretion c.250bps BAGL selldown and >100bps Non-Core disposals18 Conduct & litigation

11.4% 11.3% 11.6% 11.3%

10.3%

9.1%

Dec-13 Dec-14 Dec-15 Mar-16 Jun-16

Leverage ratio19

1,365 1,233 1,082 1,155

1,028 Leverage exposure (£bn)

c.120bps

3.7% 4.5% 4.3% 4.2%

3.0%

Dec-13 Dec-14 Dec-15 Mar-16 Jun-16

CET1 ratio of 11.6% as at 30 June 2016, an improvement of c.250bps since December 2013 despite absorbing conduct and litigation charges of c.160bps

The 30bps Q2 increase was driven by a £1.5bn increase in CET1 capital while RWAs increased by £3bn

– CET1 capital up mainly due to profits, the impact of the sale of 12.2% in BAGL, and reserve movements incl. FX

– GBP depreciation drove most of the RWA increase, partially offset by underlying reductions in non-core Further sell-down of BAGL to a level that achieves regulatory deconsolidation18, non-core disposals and CET1 accretion expected to more than offset potential headwinds

Leverage ratio of 4.2% as at 30 June 2016, an improvement of c.120bps since December 2013 The 10bps Q2 reduction was mainly due to a £73bn increase in leverage exposure, offsetting the £1.6bn increase in T1 capital

The increase in leverage exposure mainly reflects market movements, including FX, impacting a number of line items, and an increase in the cash contribution to the Group liquidity pool Expect to grow the leverage ratio further over time, maintaining the ratio comfortably above future minimum requirements

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Managing evolving future minimum CET1 levels

Illustrative evolution of minimum CET1 requirements and buffers20

Minimum CRD IV CET1 requirement Mandatory distribution restrictions hurdle22 2016 Pillar 2A CET1 requirement21 BoE stress test systemic reference point G-SIB buffer for 2016 tests23 Capital Conservation Buffer (CCB)

Future CET1 ratio20 = Regulatory minimum level + H116 CET1 c.1-1.5% management buffer 11.6%

11.2% Stress buffer24 (including management buffer): c.4%

Previous stress tests25:

Current buffer: • 2014 „stress-loss?: 160bps 3.8% • 2015 „stress-loss?: 290bps

8.7%

7.8% Shifts in 0.6% 2.0% CRD IV buffers

7.2% 0.5%

2.2% 2.2% Reduction RWAs recalibrated as P1

4.5% 4.5%

Jan-16 Fully phased-in illustration

CET1 minimum levels and internal management buffer

As capital buffers and RWAs will evolve over time, we manage our CET1 position to maintain a prudent internal management buffer over future minimum levels to guard against mandatory distribution restrictions22

The management buffer is prudently calibrated, intended to absorb fluctuations in the CET1 ratio, cover against event risk and stress, and to ensure management actions can be taken in sufficient time to avoid breaching mandatory distribution restrictions in stress event

Key regulatory variables potentially impacting future minimum CET1 levels

CRD IV buffers

De-risking and management actions with aim to reduce the G-SIB buffer ? Potential future introductions of or variations in country-specific countercyclical buffers (CCyBs)

Pillar 2A requirements21

Barclays? 2016 P2A requirement as per the PRA?s Individual Capital

Guidance (ICG) is 3.9%, of which 2.2% is required to be held in CET1 form ? Despite 2016 increase, expect partial shift into Pillar 1 over time

RWA developments

Expect further RWA reduction pre any Basel recalibration. Full deconsolidation of BAGL on a regulatory and accounting basis and further BNC reductions towards 2017 target implies RWAs in “low £300bns“18

While RWAs might increase due to Basel driven rule changes, this should be at least partially offset by reductions in Pillar 2A requirements

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Managing capital position for regulatory minimum levels and stress testing

Barclays? expected systemic reference points for 2016 BoE stress test20,23

Minimum CRD IV CET1 requirement Mandatory distribution restrictions hurdle22

2016 Pillar 2A CET1 requirement21 BoE stress test systemic reference point

G-SIB buffer for 2016 tests23

Capital Conservation Buffer (CCB) Future CET1 ratio20 =

Regulatory minimum level +

c.1-1.5%	management buffer

Stress buffer24 (including

management buffer): c.4%

H116 CET1 11.2% Previous stress tests25:

11.6%	10.1% • 2014 „stress-loss?: 160bps
1.9%	• 2015 „stress-loss?: 290bps
7.8%	9.0% 1.3%
0.6%	1.5% 8.7% 2.0%
0.5%	7.7% 1.0% 8.2%

7.2%

2.2%	2.2% 2.2% 2.2%
4.5%	4.5% 4.5% 4.5%

Jan-16 Jan-17 Jan-18 Jan-19

For the 2016 BoE stress tests, the stress test systemic reference point will include the minimum CRD IV CET 1 requirement, P2A, and a phased-in G-SIB buffer

The stressed capital ratio for each year over the stress test horizon will be measured against the respective applicable stress test systemic reference point

Barclays? fully phased-in stress buffer is expected to be c.4% when including the management buffer, providing ample headroom should future stress losses be higher than experienced to date

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Evolving CRD IV capital structure transitioning to HoldCo

over time

Illustrative evolution of CRD IV capital structure26 Well managed and balanced total capital structure

Transitional and fully-loaded total capital ratios increased by 50 and 40bps

18.7%	respectively to 18.7% (Mar-16: 18.2%) and 17.6% (Mar-16: 17.2%), mainly

Total capital ratio ?17% driven by CET1 accretion

Total capital ratio Capital efficient CRD IV grandfathering transition supported by recent LMEs

4.1%—Most	OpCo capital is expected to remain eligible CRD IV capital during
(£15.0bn)	?3% and, to the extent outstanding, after grandfathering period, and is

T2 T2 (incl. P2A) currently expected to qualify as MREL/TLAC until 1 Jan 202227

We aim to manage our capital structure in an efficient manner:

1.6%	(£5.8bn) 2.2%—Expect to build an additional c.80bps of AT1 to reach c.2.2% in

Legacy T1 AT1 (incl. P2A) end-state through measured issuance over time

1.4%	(£5.3bn) AT1 CCyB/ 1.0—1.5%—Quantum of Tier 2 capital will be informed by MREL rules which are yet

Sectoral Internal buffer to be finalised, as well as relative pricing of Tier 2 and senior unsecured buffers 2.0% debt and investor appetite

G-SII

2.5%

Capital Pillar 2A requirement21

11.6%	Conservation buffer

(£42.4bn)

CET1 2.2% P2A Barclays? 2016 Pillar 2A requirement as per the PRA?s Individual Capital

Guidance (ICG) is 3.9%. The ICG is subject to at least annual review

—CET1 of 2.2% (assuming 56% of total P2A requirement)

4.5%—AT1	of 0.7% (assuming 19% of total P2A requirement)

CET1—T2 of 1.0% (assuming 25% of total P2A requirement)

Basel Committee consultations and reviews of approaches to Pillar 1 and

Pillar 2 risk might further impact the Pillar 2A requirement in the future

Barclays Jun-16 Barclays

capital structure end-state

(PRA transitional) capital structure

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Capital allocation balanced and diversified across the Group

Group RWAs (£bn) by division – Jun-16 Group RWAs (£bn) by product – Jun-16

£366bn £366bn

47 Non-Core: 13% Operational Risk29

4328 Head Office: 12%

Non-Core

Includes

Head Office Africa Banking RWAs

67 Barclays UK: 18%

WEBB30 Mortgages Consumer, Cards & Payments: 8% Personal

31 Barclaycard Consumer UK

24 Operational Risk: 7% Consumer, Cards & Payments

23 Market Risk: 6% Macro

26 Counterparty Credit Risk: 7% Equities Credit CIB

Banking fees 105 Credit Risk: 29% Corporate lending Transactional banking

Markets businesses (Credit, Equities and Macro) represent c.15% of Group RWAs31

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Continued strong leverage position

Leverage exposure32 (£bn)

L&A and other assets33 Derivatives

SFTs Undrawn commitments Leverage ratio32

4.5%

4.3% 4.2%

3.7%

1,233

1,155 115 1,028 1,082

117 157 112 111 111 99 94 271 219 200 195

690 671 708 628

Dec-14 Dec-15 Mar-16 Jun-16

Highlights Q216

Decrease in leverage ratio to 4.2% primarily driven by an increase in leverage exposure, offsetting the £1.6bn increase in Tier 1 capital

The £73bn increase in leverage exposure mainly reflects market movements, including FX, impacting a number of line items, and an increase in the cash contribution to the Group liquidity pool

Core drove £76bn of the increase which was partially offset by a small decrease of £3bn in BNC, although this would have been larger excluding currency impacts

Regulatory developments

From 1 January 2016, Barclays is required to also calculate an average leverage ratio based on the average capital measure divided by the average exposure measure for the quarter. As at 30 June 2016, the average leverage ratio was 4.1%34

The average leverage ratio remains well in excess of the expected minimum end-state requirement for Barclays, expected to be below 4%

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Holding company transition and MREL/TLAC

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

TLAC and MREL requirement expectations

Pillar 1 TLAC minimum requirements and illustrative MREL expectations27

Pillar 1 requirements 2016 Pillar 2A requirement21 Assumed CRD IV combined buffer requirement BoE Recapitalisation amount

TLAC MREL27

H116 PRA c.4.5% c.4.5% Transitional total c.4.5% capital ratio: 18.7% ?8%

CBR 1.1% Equal to at least c.20.5% c.22.5% Recapitalisation Pillar 1 minimum 18% 3.9%21 3.9%21 TLAC requirements

16%

13% absorbtion

8% Loss—8%

FSB TLAC FSB TLAC MREL 2016 Illustrative Jan-19 Jan-22 expectation Future MREL

Compliant with 1 January 2016 MREL, as set at applicable regulatory minimum capital levels, including Pillar 2A, as indicated by the Bank of England

MREL expected to equal applicable minimum capital requirement until 1 January 2020. Ahead of that, G-SIBs are expected to be required to meet at least FSB?s Pillar 1 minimum TLAC requirement as of 1 January 2019. This provides UK banks ample time and flexibility to manage the transition period

However, as rules are not yet finalised, uncertainty remains both as to the requirement and its calibration

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Illustrative MREL/TLAC requirements

Illustrative MREL/TLAC needs to meet future requirements27

c.£6bn p.a. / Proactive refinancing from HoldCo and liability management £33bn in exercises executed to date position us well for future requirements aggregate While our full MREL requirement might apply earlier, we currently to 1 Jan 202227: ?24% expect the 1 January 2022 requirement to be our binding constraint due to the potential disqualification of OpCo legacy T1 and T2 21.9% capital from this point onwards HoldCo Snr: At a minimum, we expect to need to meet at least the Pillar 1 HoldCo minimum TLAC requirement of 18%, plus an assumed CBR of 3.2% (£11.7bn) Senior c.4.5% by 1 January 2022, on top of which we expect to hold a 17.0% prudent management buffer

T2:

This would drive manageable illustrative issuance volumes across 4.1% (£15.0bn) HoldCo Snr: AT1, T2 and HoldCo senior debt, subject to market conditions and 3.2% (£11.7bn) T2: ?3.0% capacity

T1: 5.5 year

T2: 0.8% (£2.9bn) Actual issuance may differ from illustration and will depend on 3.0% (£11.1bn) conformance AT1: c2.2% AT1: 1.4% (£5.3bn) period future MREL/TLAC requirements, future RWA levels, CET1 accretion, investor appetite and market conditions

Precise composition of future MREL/TLAC stack remains subject to our final MREL/TLAC requirement, shifts in the various CET1: CET1: components of our future total capital requirements, and the 11.6% 11.6% CET1 relative pricing of – and investor appetite for – various HoldCo debt

(£42.4bn) (£42.4bn) classes

Key assumptions (all subject to change):

End requirement based on our current understanding of TLAC pillar 1 requirement plus buffers

Spot RWAs of £366bn

Jun-16 Jun-16 Illustrative issuance 35 Illustrative

BoE Transitional Spot MREL/TLAC 1 Jan 2022 • CET1 resources held constant MREL/TLAC MREL/TLAC

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Continued progress on transition to HoldCo capital and funding model

PRA transitional regulatory capital Outstanding term vanilla senior unsecured debt

(£bn) Dec-15 Jun-16 (£bn) Dec-15 Jun-16

PRA transitional Common Equity Tier 1 capital 40.7 42.4 Barclays PLC (HoldCo) 6.2 11.7 PRA transitional Additional Tier 1 regulatory capital 11.9 11.1

– Barclays PLC (HoldCo) 5.3 5.3 Barclays Bank PLC (OpCo)36 22.8 17.6

– Barclays Bank PLC (OpCo) 6.6 5.8

Total term vanilla senior unsecured debt 29.0 29.3

PRA transitional Tier 2 regulatory capital 13.8 15.0

– Barclays PLC (HoldCo) 1.8 2.9

– Barclays Bank PLC (OpCo) 12.0 12.1

PRA transitional total regulatory capital 66.5 68.4

BB PLC Tier 2 capital as at 30 June 2016 (nominal basis)37,38 Term vanilla senior unsecured debt maturities as at 30 June 2016

By contractual maturity as applicable 4.6 BB PLC (£18bn total) B PLC (£12bn total) By next call date as applicable 3.1 1.7 1.5 1.2 0.8 0.7 0.7

0.0 0.1 0.0 0.0 0.2 0.1 0.0 0.2 4.8

2016 2017 2018 2019 2020 2021 2022 2023+ 1.5

BB PLC Tier 1 capital as at 30 June 2016 (nominal basis)37

5.0 1.1

First call date 2.5 3.4

2.6 3.0 2.6 2.7 1.0 2.0 0.8 0.3 0.0 0.2 0.0 0.0 0.5 0.9 0.6 0.4

2016 2017 2018 2019 2020 2021 2022 2023+ 2016 2017 2018 2019 2020 2021 2022 2023+

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

UK approach to resolution

Illustrative UK resolution loss allocation waterfall39

OpCo waterfall Intercompany investments HoldCo waterfall

BRRD PONV write-down

Total OpCo losses are allocated to Losses are transmitted to HoldCo • The loss on HoldCo?s investment powers ensures OpCo OpCo investors in accordance through write-down of its from step 2 is allocated to the regulatory capital (external with the OpCo creditor hierarchy intercompany investments in line HoldCo?s investors in accordance and internal) is written down

1	2 with the OpCo?s creditor 3 with the HoldCo creditor after equity40

Each class of instrument should hierarchy hierarchy rank pari passu irrespective of The illustrative loss shows

STEP holder, therefore LGD of external STEP The HoldCo?s investments are STEP The HoldCo creditor hierarchy and internal instruments of the impaired by aggregating the remains intact that external and internal same class are expected to be the losses on each of the OpCo investments of the same intercompany investments same rank in resolution should have the same LGD.

However, step 3 illustrates that the LGD for an OpCo Senior Unsecured instrument class could be Senior Unsecured 5 different to that of the same class at the HoldCo where the

Senior Unsecured diversification of a banking

4 Other internal TLAC27 Tier 2 group is retained investment Inter- External loss absorbing External Other internal capacity at OpCo provides

3	company 27

Tier 2 TLAC investment support to HoldCo and its ABSORBTION Tier 2 Additional Tier 1

ABSORBTION creditors

Tier 2 investment loss Inter-

External company loss • Important for UK HoldCo LOSS 2 OpCo Tier 1 AT1 AT1 investment LOSS investors to understand HoldCo nature of intercompany

Equity arrangements

Illustrative Equity Equity investment

1	Illustrative

Loss

OpCo Liabilities HoldCo Investments in OpCo HoldCo Liabilities

allocation

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Barclays PLC parent company accounts

Barclays PLC parent company balance sheet Key notes

Balance sheet Barclays PLC is the holding company of the Barclays Group

As at As at The HoldCo?s primary assets currently are its investments in, and loans and

31	Dec-15 30 Jun-16 advances made to, its sole direct subsidiary, Barclays Bank PLC, the operating

£m £m company

Assets As Barclays continues to be committed to issuing most capital and term vanilla

Investment in subsidiary 35,303 35,417 senior unsecured debt out of the HoldCo going forward, the HoldCo balance

Loans and advances to subsidiary 7,990 14,687 sheet is expected to increase

Derivative financial instrument 210 255 As at 31 December 2015, the distributable reserves of Barclays PLC were

Other assets 133 62 £7.1bn

Total assets 43,636 50,421

Liabilities Notes to the parent company balance sheet as at 30 June 2016

Investment in subsidiary

Deposits from banks 494 496 The investment in subsidiary of £35,417m (2015: £35,303m) represents

Subordinated liabilities 1,766 2,917 investments made into Barclays Bank PLC, including £5,321m (2015: £5,321m) of

Debt securities in issue 6,224 11,770 Additional Tier 1 (AT1) securities. The increase of £114m during the period was due to a cash contribution made to Barclays Bank PLC.

Other liabilities —

Total liabilities 8,484 15,183 Loans and advances to subsidiary, subordinated liabilities and debt securities in issue

Shareholders’ equity During H1 2016, Barclays PLC issued $1.25bn of Fixed Rate Subordinated Notes included within the subordinated liabilities balance of £2,917m (2015: £1,766m),

Called up share capital 4,201 4,228 $4.3bn of Fixed Rate Senior Notes, Yen 20bn of Fixed Rate Senior Notes, €1.7bn

Share premium account 17,385 17,535 Fixed and Floating Rate Senior Notes, and AUD 0.1bn of Fixed Rate Senior Notes

Other equity instruments 5,321 5,321 included within the debit securities in issue balance of £11,770m (2015: £6,224m).

Capital redemption reserve 394 394 The proceeds raised through these transactions were used to invest in Barclays

Bank PLC in each case with a ranking corresponding to the notes issued by Barclays

Retained earnings 7,851 7,760 PLC and included within the loans and advances to subsidiary balance of £14,687m

Total shareholders’ equity 35,152 35,328(2015: £7,990m).

Total liabilities and shareholders’ equity 43,636 50,421

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Structural Reform

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Simplifying our business divisions for structural reform

Barclays a PLC L 41

Barclays UK Barclays Corporate & International Non-Core Africa Banking

UK consumer and business bank42 Diversified transatlantic Aim to achieve differentiated by scale and digital innovation wholesale and consumer bank Expect to close regulatory in 2017 with deconsolidation Personal Banking c.£20bn of First selldown to Corporate & Investment Bank RWAs 50.1% Barclaycard Consumer UK constructs Consumer, Cards & Payments completed Wealth, Entrepreneurs & Business Banking Divisional Summary financials – H116

PBT: £1,080m PBT: £2,753m RoTE43: 13.6% RoTE43: 14.3% RWAs: £67bn RWAs: £209bn

Formation of the UK Ring-fenced Bank Residual assets to legal (RFB) prior to 1 January 2019 Barclays Bank PLC (and subsidiaries) RFB and BB PLC returns and well constructs? Delivering entities with strong balanced funding profiles entities with strong and asset Future entity? Well capitalised balance sheets quality

? Expect that both divisions, when separately assessed, would support solid investment grade ratings

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Progress on Group legal structure

Barclays PLC41

Barclays UK Likely to be Barclays Corporate & International

transferred 42 under

Divisional UK consumer and business bank Barclays PLC Diversified transatlantic wholesale constructs differentiated by scale and digital innovation in the future and consumer bank

Enterprise-wide Service entity Company Construct Formation of the

Integrated under current Barclays Bank PLC

legal UK Ring-fenced Bank prior to 1 January 2019 management structures to (and subsidiaries)

constructs provide critical service to BUK Future and BC&I to deliver operational continuity

US IHC

Successfully launched 1st July 2016

US IHC Multiple entities

Holds all existing US subsidiaries

Compliant with all minimum requirements

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Anticipated funding sources of future UK ring-fenced bank

and Barclays Bank PLC (and subsidiaries)

Barclays PLC41

Barclays UK Barclays Corporate & International

Divisional constructs UK consumer and business bank42 differentiated by scale Diversified transatlantic wholesale and digital innovation and consumer bank

Formation of the UK Ring-fenced Bank Barclays Bank PLC (and subsidiaries)

prior to 1 January 2019

Funding sources: H116 LDR: 91% Funding sources: H116 LDR: 90%

Deposit funding: Deposit funding:

—Retail deposits—Mid and large corporate deposits

—Business banking deposits—Delaware deposits

constructs Term funding:—International wealth customer deposits

—Equity, debt capital and term senior unsecured debt downstreamed Term funding:

entity from B PLC (Internal MREL/TLAC)—Equity, debt capital and term senior unsecured debt downstreamed

—Secured funding (e.g. covered bonds and ABS) from B PLC (Internal MREL/TLAC)

Legal Other operating funding:—Residual outstanding BB PLC externally issued debt capital and

—Short-term funding (e.g. CD/CP) senior unsecured debt (including structured notes)

—Secured funding (e.g. ABS)

Other operating funding (externally issued):

—Short-term funding (e.g. CD/CP)

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Liquidity & Funding

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Maintaining a robust liquidity position and well diversified funding profile

High quality liquidity pool (excluding BAGL) (£bn) Maintained a robust liquidity position

LCR44 Group liquidity pool at £149bn, an increase on Q1 as we increased the cash

124% 133% 129% 124% contribution whilst reducing government bonds in the run-up to the EU referendum, in particular a larger USD cash position

149 145 149 Quality of the pool remains high:

132

27	22 26—82% held in cash, deposits with central banks and high quality
26	government bonds
46
85	75 55—92% of government bonds are securities issued by UK, US, Japanese,

French, German, Danish, Swiss and Dutch sovereigns

77	All else being equal, no need to access term wholesale funding markets for
37	48 51 the remainder of the year to maintain an expected LCR above 100%

Dec-14 Dec-15 Mar-16 Jun-16 Although not a requirement, the liquidity pool exceeded wholesale funding

Cash & Deposits at Central Banks Government Bonds Other Available Liquidity maturing in less than one year by £79bn

Total funding (excluding BAGL) Well balanced funding profile

NSFR45 The Group made good progress on its commitment to transition to a holding

102% 106% 106% 106% company capital and wholesale funding model during H116

—Successfully issued £5.7bn from the HoldCo in H116. Further issuance

£508bn £499bn £490bn £511bn subject to market conditions and investor capacity

—£6.1bn of public operating company senior debt and capital instruments,

13% 11% 11% 12% including preference shares, have been bought back and called during

13% 13% 13% 15% H116 as we continued to optimise funding costs

4% 8% 4% 7% 4% 5% 4% 5% As at H116, remaining maturities across public and private senior unsecured and secured, and capital instruments of £7bn in 2016

62% 64% 66% 65% Aim to build a diversified funding profile at the HoldCo across currencies,

maturities and channels

We expect to be a measured issuer of AT1 and T2 out of HoldCo over the next

Dec-14 Dec-15 Mar-16 Jun-16 few years

Customer deposits Secured term funding Sub. Debt46 Group and retail businesses Loan to Deposit Ratio (LDR) stable at 97% and

Short-term debt and other deposits Unsecured term funding 85% respectively

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Continue to access diverse wholesale funding sources across multiple products, currencies and maturities

Wholesale funding by product46

Deposits from banks

5% 11% CDs and CPs 15% ABCPs

13%

Public benchmark MTNs 12% 4% Privately placed MTNs Covered bonds/ABS

15% Subordinated liabilities 46 25% Other47

Wholesale funding by maturity46

? 1 month

> 1 mth but ? 3 mths

21% 18%

> 3 mths but ? 6 mths

> 6 mths but ? 12 mths

8%

10% > 1 year but ? 2 years

6% > 2 year but ? 3 years

8% > 3 year but ? 4 years

5% 13%

11% > 4 year but ? 5 years

> 5 years

By currency46 USD EUR GBP Others As at 30 June 2016 47% 30% 19% 4% As at 31 December 2015 38% 31% 23% 8%

Key messages

Total wholesale funding (excluding repurchase agreements) was £154bn at H1 16, an increase of £12bn over the year due to the prudent management of our liquidity position in the immediate run-up to the EU referendum, which mainly comprised of money market funding of <1 month duration

- £70bn matures in less than one year, while £28bn matures within one month (Dec-15: £54bn and £16bn respectively)

- Long-term funding for the Group has reduced since YE 15 as we have de-levered the balance sheet H116 issuance activity from Barclays PLC includes:—c.£4bn equivalent of public benchmark senior unsecured debt—c.£0.9bn equivalent of subordinated debt

- Private MTN issuance across four currencies

The Group bought back £6.1bn of outstanding Barclays Bank PLC senior debt and capital instruments during H116 as part of Barclays? ongoing liability management

- £5.0bn equivalent of senior instruments across 10 instruments

- £1.1bn of capital instruments across 4 securities, including the series 4 USD preference shares As at H116, remaining maturities across public and private senior unsecured and secured, and capital instruments of £7bn in 2016

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Wholesale funding composition48

>1 month >3 months >6 months >1 year >2 year >3 year >4 year

As at 30 June 2016 (£bn) ?1 month but ?3 but ?6 but ?12 Total but ?2 but ?3 but ?4 but ?5 >5 years Total

?1 year

months months months years years years years

Barclays PLC

Senior unsecured MTNs

(public benchmark) — ——0.8 0.1 2.2 2.7 5.3 11.1

Senior unsecured MTNs

(private placements) — — — 0.1—0.1 0.5 0.7

Subordinated liabilities — — — — 1.0 1.9 2.9

Barclays Bank PLC

Deposits from banks 18.2 1.3 1.5 1.4 22.4 ——0.3 0.3 23.0

Certificates of deposit and

commercial paper 1.0 4.9 4.6 4.9 15.4 0.9 0.6 0.9 0.5 0.4 18.7

Asset backed commercial paper 4.0 3.1 0.1—7.2 — ——7.2

Senior unsecured MTNs

(public benchmark)—1.5—3.8 5.3 0.1 1.6 2.0 0.7 1.7 11.4

Senior unsecured MTNs

(private placement)49 1.1 1.7 3.0 4.9 10.7 6.1 4.4 3.4 2.2 8.9 35.7

Covered bonds ——3.2 3.2 2.4—1.8 1.0 3.7 12.1

ABS — 0.3 1.5 1.8 1.3 0.8 1.1 — 5.0

Subordinated liabilities — ——4.3 0.1—6.0 9.3 19.7

Other47 3.2 0.2 0.3 0.3 4.0 0.5 0.4 0.3 0.3 0.7 6.2

Total 27.5 12.7 9.8 20.0 70.0 16.4 8.1 11.7 14.8 32.7 153.7

Total as at 31 December 2015 15.8 15.3 8.6 13.8 53.5 16.5 12.6 13.7 8.3 37.3 141.9

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Asset quality

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Stable CRLs in proportion to gross L&A reflecting Barclays prudent approach to credit risk management

Retail CRL % of Gross L&A Strong coverage of Group Credit Risk Loans (CRLs) and stable Loan Loss Rate (LLR)

Dec-15 Jun-16 CRLs % of Gross L&A Loan loss rate

66%

8.1%	CRL coverage 63%

7.4%

1.8%

3.3%	3.6% 1.4%
1.5%	1.4% 2.0% 1.8% 2.3% 2.1%

47bps 39bps

Dec-15 Jun-16

Barclays Barclays Corporate Core Non-Core Group

UK & International CRLs 7,817 6,639

L&As50 445,487 477,826

Wholesale CRL % Gross L&A Definitions

Dec-15 Jun-16 A loan becomes a CRL when evidence of

deterioration has been observed. A loan may be

3.9%	4.1% reported in one of three categories: 1) impaired

loans; 2) accruing loans past due 90 days or more as

to principal or interest; 3) impaired or restructured

loans. These may include loans which, while

1.3%	1.1% 1.2% impaired, are still performing but have associated
0.8%	0.7% 0.9% 0.8% 0.9% individual impairment allowances raised against them

Barclays Barclays Corporate Core Non-Core Group LLR is the impairment charge (annualised) as a

UK & International proportion of gross loans and advances

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Asset quality trends remain favourable

Impairment charge and CRLs tracking downwards…

£m 5.1%

4.4%

CRL as % of 3.2%

Gross L&A 2.8%

5,672 2.0% 1.8%

1.4% P&L charge 3,802 3,340 3,071 2,168 2,114 931 2010 2011 2012 2013 2014 2015 H116 52

…while CRL coverage ratio improved

£m 63.0% 66.0% 57.5% CRL Coverage 54.6% 49.7% 51.9% ratio 48.9% Impairment allowance 12,432 10,597 7,799 7,258 5,455 4,921 4,383 2010 2011 2012 2013 20141 2015 H11652

90-day delinquency trends improving or stable

UK Cards

1.6%

UK Mortgages 1.2%

0.3%

0.2% 2010 2011 2012 2013 2014 2015 H116

Impairment charges have consistently declined since 2010 Credit Risk Loans51 as a percentage of Gross Loans and Advances have also consistently declined

Coverage ratios have increased steadily as a result of consistent improvement in asset quality, although impairment allowances have fallen significantly since 2010

Both UK Cards and UK Mortgages delinquency rates remain well controlled, reflecting the quality of the books

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Prudent and well managed risk appetite

Bank of England stress tests – CET1 ratio drawdown11 (bps)

2014

BoE Stress Test assumptions

2014

(peak stress)

480

GDP growth (2.4%)

340 Unemployment rate 11.8% Inflation 6.6% 240 House Price Inflation 210 (35%)

160

Interest rate 4.2%

Barclays Bank 1 Bank 2 Bank 3 Bank 4

2015

BoE Stress Test assumptions

2015 500 510 (peak stress) GDP growth (2.4%)

Unemployment rate 9.2% 290 320 330 Inflation (0.9%) House Price Inflation (20%) Interest rate 0%

Barclays Bank 1 Bank 2 Bank 3 Bank 4

Lowest stress loss in both 2014 and 2015 BoE stress tests post strategic management actions

Evidence of conservative risk profile

Maintained a consistently prudent risk appetite into and since the 2008 financial crisis

- Remain conservatively positioned across all of our portfolios

High quality, conservative UK mortgage portfolio, with low average LTV of c.47% and strong underwriting criteria which have not changed since the crisis

- Intentionally low market share in higher risk segments including high LTV53 (2%) and buy-to-let (9%) mortgages

- Resilient under the house price declines in both the 2014 and 2015 Bank of England stress tests Careful and responsive risk management across UK and US credit card portfolios with history of improving delinquency trends Limited and stable exposure to UK Commercial Real Estate with conservative LTV profile and well collateralised

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

UK Mortgages – High quality, conservative portfolio

BoE Stress Tests UK Mortgage Cumulative Impairment Charge Rates54

2014 2015

4% 3% 2% 1%

0%

Barclays Bank 1 Bank 2 Bank 3 Bank 4 Bank 5

Mortgages Impairment vs. Peer Average55

£m Peers Barclays

500 400 300 200 100

0

2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 -100

Key Messages

High quality, conservative £127bn mortgage portfolio

- Average LTV56 of 47%

- >90 day arrears of 0.2%

- UK mortgage LLR remains negligible

Consistently strong underwriting criteria – limited high LTV57 and buy-to-let (2% and 9% of the portfolio, respectively)

- Average LTV56 of 52% for buy-to-let

- Average LTV56 for London of 36% and South East of 45%

Low proportion of BTL and SVR mortgages

2% 9%

SVR

BTL

Other mortgages

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

UK and US Cards – Seasoned, diversified and resilient portfolios

Breakdown by Delinquency Bucket – UK

30% Early Delinquency Late Delinquency

20%

10%

0%

Q2 07 Q2 08 Q2 09 Q2 10 Q2 11 Q2 12 Q2 13 Q2 14 Q2 15 Q2 16

Breakdown by Delinquency Bucket – US

30%

Early Delinquency Late Delinquency

20%

10%

0%

Q2 08 Q2 09 Q2 10 Q2 11 Q2 12 Q2 13 Q2 14 Q2 15 Q2 16

Key Messages

History of strong and improving delinquency trends across both portfolios Portfolios have been built to be resilient; credit criteria is regularly updated as the macroeconomic environment changes and credit trends improve or deteriorate Strong CRL Coverage Ratios provide significant protection and have increased in recent years

- UK cards CRL Coverage Ratio increased from 90% to 125% between 2012 and H1 2016 Barclaycard remained profitable throughout the stress period for both the Bank of England stress tests in 2014 and 201558

CRL Coverage Ratio

140%

UK Cards US Cards 120%

100% 80% 60% 40% 20%

0%

H112 FY12 H113 FY13 H114 FY14 H115 FY15 H116

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

UK Commercial Real Estate – Stable and limited exposure

BoE Stress Tests UK CRE Cumulative Impairment Charge Rates54

2014 2015

18% 15% 12% 9% 6% 3%

0%

Barclays Bank 1 Bank 2 Bank 3 Bank 4 Bank 5

UK Commercial Real Estate LTV Distribution59

8.6

0.3 0.1 0.1 <=75% >75% and >100% and >125% <=100% <=125%

Key messages

Stable and limited exposure to UK Commercial Real Estate with strict adherence to conservative underwriting criteria over time

- Total UK CRE exposure of £12.3bn representing just 2.6% of total Loans & Advances

- Total collateral balances of £26bn Impairment release for H116 of £1m

Past due balances stood at £174m, representing 1.4% of the portfolio, of which 50% is covered by impairment allowances Over 70% of exposure has a contractual maturity of less than five years Commercial development lending is less than 2% of the CRE book

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Level 3 assets

As at Dec-15 As at Jun-16

140

86 4,947 1,022 4,822 458

11,013 5,418 Total: 17,758 Total:

£37bn 6,771 £31bn

7,330 7,424

Financial assets designated at fair value Derivative financial instruments Available for sale investments

Assets included in disposal groups classified as held for sale Trading portfolio assets Investment property

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Limited oil and gas exposures and robust risk management (31 December 2015)

Key stats Good quality and well diversified Effective risk management

Total credit risk exposures of Of our total wholesale credit exposures84: Our exposure to Oil & Gas is well balanced, with no large concentration of exposure, either by £18.2bn activity or geography

Majority of exposure is to oil majors and other £4.4bn on-balance sheet investment grade clients Strong For remaining exposures, our lending is 78% conservative £106m —Lending to Exploration & Production (E&P), for example, is primarily through Impairment in 2015 collateralised reserve based lending Weak Satisfactory structures whereby loans are secured by the

3% 19% value of proven and producing reserves

Exposure to the metals and mining sector is to

If oil prices remained at experienced counterparties with established c.$30 per barrel track records and strong balance sheets

- Majority of exposure is to diversified majors and other investment grade clients throughout 2016, estimate additional Services impairment of 17%

Refining 4%

c.£250m E&P

62% Midstream

Or if prices reduced to 17%

c.$25 per barrel, c.£450m

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Credit ratings

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Ratings a key strategic priority

Senior Long Term/

Standard & Poor’s Moody’s Fitch

Short Term ratings

BBB Baa3 A

Barclays PLC

(B PLC—HoldCo) A-2 P-3 F1

Barclays Bank PLC A- A2 A (BB PLC—OpCo) CRA: A160

A-2 P-1 F1

Outlook

Pre-referendum STABLE STABLE STABLE

Post-referendum NEGATIVE NEGATIVE STABLE

Barclays is committed to maintaining strong investment grade ratings

Pre-referendum, all 3 rating agencies affirmed Barclays ratings during H116 with stable outlooks

Rating actions post-referendum

All rating agencies took action on UK sovereign ratings

- S&P and Moody?s placed several UK banks on negative outlooks, including Barclays, whilst affirming the ratings

- Ratings and outlooks for Barclays have remained unchanged with Fitch after the UK referendum

HoldCo and OpCo ratings

Punitive HoldCo vs. OpCo differentials remain under S&P and Moody?s due to:

- No HoldCo uplift for junior debt cushion (S&P)

- Expected increase in thickness of the senior HoldCo layer which will benefit LGF over time not taken into account (Moody?s)

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Barclays rating composition for senior debt

Standard & Poor’s Moody’s Fitch

Stand-Alone Credit Profile bbb+ Baseline Credit Assessment baa2 Viability Ratings a

Anchor bbb+ Macro profile Strong+ Operating environment aa to a+

Stand-alone Business position 0 Financial profile baa2 Company profile a to bbb+

rating Capital and earnings 0 Qualitative adjustments 0 Management & Strategy a+ to a-

Risk position 0 Risk appetite a+ to a-

Funding and liquidity 0 Financial profile a+ to bbb

Additional factors Additional factors Additional factors

Notching (HoldCo) -1 Loss given failure (HoldCo) -1 Government support 0

Additional ALAC61 support (OpCo) +1 Government support (OpCo) 1 Qualifying junior debt 0 factors

Government support 0 Loss given failure (OpCo) 2

Group support 0

HoldCo senior long-term BBB HoldCo senior long-term Baa3 HoldCo senior long-term A

OpCo senior long-term A- OpCo senior long-term A2 OpCo senior long-term A

Liability OpCo senior short-term A-2 OpCo senior short-term P-1 OpCo senior short-term F1 ratings

Post-referendum outlook Negative Post-referendum outlook Negative Post-referendum outlook Stable

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Barclays rating composition for subordinated debt

Standard & Poor’s Moody’s Fitch

Stand-alone Stand-Alone Baseline Viability

bbb+ Credit baa2 a

rating Credit Profile Assessment Rating

HoldCo OpCo HoldCo OpCo HoldCo OpCo

T1

T2 T2 T1(non- T2

T2 AT1 Coco UT2 LT2 T1 T2 AT1 Coco UT2 LT2(cum) cum) T2 AT1 Coco UT2 LT2 T1

Contractual -1 -1 -1 -1 -1 -1 LGF -1 -1 -1 -1 -1

subordination

Loss

Coupon -1 -2 -2 -1 -1 -2

Bail-in -1 -1 -1 -1 -1 -1 skip risk -1 -1 severity

feature(cum)

Notching Buffer Coupon skip

to trigger -1 -1 risk -2

(non cum)

Coupon Non-

skip risk -2 -1 -2 Model-based performance -2/

-3 -2 -2

outcome with -3 risk -3

legacy T1

Structural -1 -1 rating cap

subordination

Total Total Total

-3 -6 -3 -3 -2 -4 -1 -3 -2 -1 -2 -3 -1 -5 -4 -3 -1 -4/-5

notching notching notching

Rating BB+ B+ BB+ BB+ BBB- BB Rating Baa3 Ba2 N/A Ba1 Baa3 Ba1 Ba2 Rating A- BB+ BBB- BBB A- BBB-

Liability /BB+

ratings Post-referendum Post-referendum Post-referendum

outlook Negative outlook Negative outlook Stable

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Appendix

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Our strategy remains unchanged and is on track

Transatlantic Consumer, Corporate and Investment Bank Measures to deliver strategy and manage legacy headwinds

Accelerate Non-Core rundown. Flexibility to fund the accelerated Barclays UK Barclays Corporate & International rundown provided by plan to pay a dividend of 3.0p for 2016 and 2017 (FY15 dividend of 6.5p)

UK consumer and business bank Intention to deconsolidate Barclays Africa Group Limited (BAGL),

Diversified transatlantic wholesale leading to further simplification of the Group, further cost reductions, and differentiated by scale 18 and consumer bank CET1 ratio uplift in two to three years and digital innovation

Continued focus on cost reductions with cost guidance of £12.8bn for 2016 for £67bn RWAs £209bn RWAs Core (excluding BAGL), subject to FX63

13.6% RoTE62 14.3% RoTE62

Settle remaining conduct and litigation

Well capitalised, supporting solid investment grade credit ratings

Diversified income streams (H116) Financial targets

Africa and Asia Returns

Personal Banking Middle East Group will converge

CC&P 3% Group Return

18% 2% on Tangible Equity (RoTE) towards the Core RoTE

21%

Capital

Barclaycard UK 100-150 bps above

31%

By 8% Consumer UK By Group

8	10 CET1 Ratio regulatory minimum level business geography 54%

7%

22% WEBB Costs

Americas

10% Group Below 60%

24% Cost: Income Ratio

Banking

Markets Europe Intend to achieve these targets within a reasonable timeframe

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Barclays UK:

Focused UK consumer and business bank with scale

Differentiated through scale, with 23 million customers, and digital innovation

Personal 16 million retail customers Banking Digital is our biggest branch

Leading the Deepening Driving 11 million UK customers way in digital customer

Barclaycard increased

UK 64 with our track relationships

#1 UK credit card issuer customer

record of and driving engagement innovation higher returns

Business

Banking and 23% of all UK startups65 #2 UK wealth manager66

Wealth

Slide as presented at the FY 2015 results announcement on 1 March 2016

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Barclays Corporate & International:

Diversified transatlantic wholesale and consumer bank

Scale and strength with growth opportunities in key geographies, with prudent risk management

Top tier investment bank

Corporate and

#1 US fee share for European

Investment 67 banks

Bank

#1 arranger of UK corporate loans68

Delivering

Strong growth Diversified solutions for potential

#2 69 and resilient our corporate

Payments and merchant acquirer in Europe across

transatlantic clients’

Merchant c.£300bn payments volume Barclays

Acquiring business financing, in 2015 Corporate & with global payments and International client reach transactional businesses banking needs

Barclaycard #5 US co-brand credit card issuer70 and Wealth International Top 10 US credit card receivables71

Barclays H1 2016 Fixed Income Investor Presentation Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Intention to reduce 62.3% stake in Barclays Africa Group Limited (BAGL)

Impact of sell-down18

c.£2bn c.40,000 CET1 ratio

Headcount uplift Cost reduction reduction in 2-3 years

Rationale for sell-down

100% financial responsibility with only 62.3% of benefits Despite strong returns profile locally, significantly diluted at Barclays Group level UK Bank Levy, GSIB buffer, MREL/TLAC and other regulatory requirements present challenges to Barclays as owners Intention to sell down to level which permits accounting and regulatory deconsolidation18

FY15 returns (%)

17.0 RoE dilution

8.3%

3.0 11.7

8.7

BAGL RoE Africa Banking Goodwill Africa Banking RoE RoTE

Sell-down will lead to further simplification of the Group, resulting in cost reductions and CET1 ratio uplift

Barclays H1 2016 Fixed Income Investor Presentation Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Generating a consistently strong Core RoTE on an increasing tangible equity base

Core return on average tangible equity (excluding notable items)

10.7% 13.4% 14.0%

9.8%

11.2% 11.3% 10.7% 11.0% Barclays UK 18.4%

Barclays Corporate & International 11.9%

7.1%

6.3% – Corporate & Investment Bank 9.5%

– Consumer, Cards & Payments 26.3%

Q314 Q414 Q115 Q215 Q315 Q415 Q116 Q216

RoTE excluding notable items RoTE excluding notable items and UK bank levy

Core average tangible equity – excluding notable items (£bn)

39.6 40.7

36.3 36.4 37.7 38.3

32.9 34.6 24% increase in average tangible equity since Q314

Q314 Q414 Q115 Q215 Q315 Q415 Q116 Q216

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Group financials excluding notable items – Q216

Performance excluding notable items Diversified Consumer, Corporate & Investment Bank

Three months ended (£m) Jun-16 Jun-15% change Q216 Core income by business12 excluding notable items

Income 5,065 5,683(11%)

Impairment(488)(393)(24%)

– Operating expenses(3,425)(3,557) 4%

– Litigation and conduct(47)(77) 39% 18% Barclays UK

Total operating expenses(3,472)(3,634) 4% 33%

Other net expenses(342)(39)

Profit before tax 763 1,617(53%) BC&I—Corporate &

Tax(357)(472) 24% Investment Bank

Profit after tax – continuing operations 406 1,145(65%) BC&I—Consumer,

NCI – continuing operations(92)(85)(8%) Cards & Payments

Other equity holders(104)(79)(32%) 49%

Profit after tax – discontinued operation 145 162(10%)

NCI – discontinued operation(75)(73)(3%)

Attributable profit 279 1,069(74%)

Performance measures

Return on average tangible equity 2.5% 9.1%

Cost: income ratio 69% 64%

Loan loss rate (LLR) 41bps 35bps

Basic earnings per share 1.8p 6.5p

Jun-16 Mar-16

Risk weighted assets £366.3bn £363.0bn

Notable items (£m) Jun-16 Jun-15

– Own credit 292 282 Income

– Gain on disposal of Barclays’ share of Visa Europe 615—Income

– Gains on US Lehman acquisition assets—496 Income

Litigation

– Provisions for UK customer redress(400)(850) and conduct

Total 507(72)

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Core income and margins – Q216

Income7 (£m) – Three months ended Jun-16 Jun-15 % change • Barclays UK net interest income remained broadly stable at £1.5bn

- NIM also relatively stable in recent quarters, as deposit repricing

– Barclays UK 1,476 1,479—initiatives offset continued mortgage margin pressure

– Barclays Corporate & International72 1,000 942 6%—Expect to broadly maintain FY16 NIM at current levels, assuming a

– Other73 15 89 (83%)

25bps rate cut

Net interest income 2,491 2,510 (1%)

Barclays Corporate & International net interest income increased 6%

Non-interest income 2,918 2,931—due to balance growth in CC&P Total Core income 5,409 5,441 (1%)—NIM increased to 4.75%

Structural Hedge contribution (£m) • Combined NIM increased to 3.96%

Net structural hedge contribution remained stable over the last 18 months despite the yield curve lowering

- Impact on structural hedge income transitions in over time, as only a portion of the hedges roll each year into the lower yield curve 667 671 648—Stability also reflects increased deposit balances and higher structural hedge notional

Non-interest income was flat at £2.9bn with Barclaycard Consumer H115 H215 H116 UK impacted by EU interchange fee regulation Net Interest Margin (%) Net Interest Income (£m)

Barclays UK BC&I72 Combined 72

Barclays UK BC&I Combined

4.66 4.75 2,421 2,446 2,474 2,475 2,476

4.62 4.59 4.61

3.91 3.89 3.91 3.95 3.96

3.54 3.54 3.58 3.62 3.56

1,479 1,499 1,509 1,501 1,476 942 947 965 974 1,000

Q215 Q315 Q415 Q116 Q216 Q215 Q315 Q415 Q116 Q216

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Continued focus on cost discipline and efficiency

Group cost progression and Core guidance (£bn)

Total operating expenses, excluding conduct and litigation, and other notable items Group

Core Non-Core

<60%

Africa Banking treated as Group cost: income a discontinued ratio in a reasonable operation75 timeframe

19.5

17.6 Core cost FX sensitivity:

16.6 GBP:USD remains at 1.30 ? c.£13.0bn

12.8

2013 2014 2015 2016 Core Guidance

Core cost guidance for 2016 of £12.8bn reaffirmed74, with further cost efficiencies expected over time

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Barclays UK: Return on Tangible Equity of 18.4%

Business performance excluding notable items

Three months ended (£m) Jun-16 Jun-15% change

Income 1,792 1,804(1%)

Impairment(220)(166)(33%)

– Operating expenses(947)(970) 2%

– Litigation and conduct 1(1)

Total operating expenses(946)(971) 3%

Profit before tax 625 668(6%)

Attributable profit 405 464(13%)

Performance measures excluding notable items

Return on average tangible equity 18.4% 19.9%

Average allocated tangible equity £9.0bn £9.4bn

Cost: income ratio 53% 54%

Loan loss rate (LLR) 52bps 40bps

Net interest margin 3.56% 3.54%

Jun-16 Mar-16

Loans and advances to customers £166.0bn £166.2bn

Customer deposits £181.7bn £179.1bn

Risk weighted assets £67.1bn £69.7bn

Notable items (£m) Jun-16 Jun-15

– Gain on disposal of Barclays’ share of

Visa Europe Limited 151 -

– Provisions for UK customer redress(400)(800)

Q216 Performance metrics

Robust RoTE of 18.4% as PBT declined slightly to £625m

Income was broadly in line at £1.8bn with NIM of 3.56%

- Improved deposit margins and balance growth, offset by lower fee income from European Interchange Regulation, and mortgage margin compression

Expect to broadly maintain FY16 NIM at current levels, assuming a 25bps rate cut

While underlying trends remained stable, impairment increased £54m primarily due to refinement of impairment modelling in Barclaycard Consumer UK

Costs continued to fall reflecting savings from strategic cost programmes delivering positive jaws

- Continued trajectory towards a cost: income ratio below 50%

Key drivers

Personal Banking

Strong deposit growth year-on-year, up £8.1bn to £134.8bn with improved pricing

Maintained pricing and underwriting discipline despite continued mortgage margin pressure

- High quality mortgage book with low average LTV (47%) and prudent underwriting criteria

Retained intentionally low share in higher risk segments e.g. high LTV and BTL

Barclaycard Consumer UK

3% year-on-year growth in loans and advances to £16.2bn as at Q216

Underlying impairment trends stable, reflected in broadly flat arrears rates Wealth, Entrepreneurs & Business Banking (WEBB)

Market headwinds reduced management fees, offset by increased liability balances in Wealth

Steady deposit balance growth of 4% year on year, led by cash management

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Barclays UK: Digital is Barclays? biggest branch

Personal Banking

Q216 2015

2014

2013

Digitally active customers 5.3m 6.3m 6.9m 7.2m

Barclays Mobile Banking

2.3m 3.7m 4.8m 5.2m (BMB) customers

Payments and transfers

£13.3bn £16.1bn £19.0bn £23.0bn (monthly)

Unsecured lending £1.1bn completed digitally end-to-end £0.5bn £1.0bn £1.6bn (yearly) in H116

Digital unsecured lending has a cost to income ratio in the low 20’s

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Barclays Corporate & International: RoTE of 11.9%

Business performance excluding notable items

Three months ended (£m) Jun-16 Jun-15% change

– Corporate & Investment Bank 2,611 2,770(6%)

– Consumer, Cards & Payments 964 836 15%

Income 3,575 3,606(1%)

Impairment(240)(206)(17%)

– Operating expenses(2,074)(2,027)(2%)

– Litigation and conduct(10)(12) 17%

Total operating expenses(2,084)(2,039)(2%)

Profit before tax 1,262 1,374(8%)

Attributable profit 720 847(15%)

Performance measures excluding notable items

Return on average tangible equity 11.9% 13.9%

Average allocated tangible equity £24.8bn £24.7bn

Cost: income ratio 58% 57%

Loan loss rate (LLR) 41bps 38bps

Net interest margin72 4.75% 4.66%

Jun-16 Mar-16

Risk weighted assets £209.3bn £202.2bn

Notable items (£m) Jun-16 Jun-15

– Gain on disposal of Barclays’ share of 464 -

Visa Europe Limited

– Gains on US Lehman acquisition assets—496

Q216 Performance metrics

RoTE of 11.9% demonstrated diversification benefit from consumer and wholesale banking mix

- Strong growth in CC&P and resilient CIB performance in challenging market conditions

High proportion of USD and EUR earnings benefitting from a weaker GBP

NIM increased to 4.75%

Stable impairment in CIB and balance growth in CC&P led to a £34bn increase in impairment, with LLR increasing marginally to 41bps

Underlying costs rose 2% as saves were more than offset by FX and higher structural reform implementation costs

Q216 Income by business (£m)

Consumer, Cards

& Payments

964

Markets

1,287

1,324

Banking

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Corporate & Investment Bank: RoTE of 9.5%

Business performance excluding notable items

Three months ended (£m) Jun-16 Jun-15% change

Markets 1,287 1,388(7%)

– Credit 269 218 23%

– Equities 406 588(31%)

– Macro 612 582 5%

Banking 1,324 1,383(4%)

– Banking fees 622 580 7%

– Corporate lending 312 387(19%)

– Transactional banking 390 416(6%)

Income 2,611 2,770(6%)

Impairment(37)(42) 12%

Total operating expenses(1,665)(1,605)(4%)

Profit before tax 909 1,124(19%)

Performance measures excluding notable items

Return on average tangible equity 9.5% 12.6%

Jun-16 Mar-16

Risk weighted assets £178.4bn £172.6bn

Q216 Performance metrics

Resilient performance in challenging conditions generated RoTE of 9.5%

Income was 1% higher than Q116 led by a 29% increase in Banking fees

Compared to Q215, income reduced 6% to £2,611m, with favourable FX moves

- Credit and Macro income increased 23% and 5%, offset by weakness in Equities

- Banking fees increased 7% driven by higher advisory and DCM, offset by lower corporate lending

Impairment charges of £37m were down on Q116

Costs increased 4% to £1,665m primarily due to increased structural reform implementation costs and the appreciation of average USD rate against GBP

Increase in RWAs primarily due to USD appreciation

Key drivers

Markets

Second strongest Credit performance since 2014 after Q116, due to improved market share and client flows

Higher client activity in both Rates and Currency products led to a 5% increase in

Macro income

Equities reduced 31% with strong Americas performance more than offset by lower client activity in Asia and simplification of parts of the EMEA business Banking

Strong quarter for Advisory and Debt underwriting as we continue to be ranked highest European bank globally and in the US on fee share

- Advised on 3 of the top 5 M&A deals closed in Q216 and 2 of the top 3 Healthcare deals in H11676

- Combined Investment Grade and Leveraged Finance outperformance, and ranked #2 for Acquisition Finance in H11676

Corporate lending impacted by lower contribution from credit hedges on lending

Transactional banking fell by 6%, due to some margin compression, partially offset by higher income from increased deposit balances and payments volumes

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Consumer, Cards & Payments: RoTE of 26.3%

Business performance excluding notable items

Three months ended (£m) Jun-16 Jun-15% change

Income 964 836 15%

Impairment(203)(165)(23%)

Total operating expenses(419)(434) 3%

Profit before tax 353 250 41%

Performance measures excluding notable items

Return on average tangible equity 26.3% 23.4%

Loans & advances to banks and Customer deposits (£bn)

customers (£bn)

19% 22%

29.5	35.4 38.4 46.9

Q215 Q216 Q215 Q216

Total card spend and payments processed (£bn)

7%

68.3	73.2

Q215 Q216

Q216 Performance metrics

PBT increased 41% to £353m, generating RoTE of 26.3%

Continued growth in Barclaycard US, Germany and Merchant Acquiring drove a 15% improvement in income, also helped by the appreciation of average USD and EUR rate against GBP

Impairment increase primarily driven by growth in loans and advances and FX moves

Costs declined 3% despite FX moves and business growth, resulting in a cost: income ratio of 43%, down from 52% in Q215 Key drivers Barclaycard US

Loans and advances to customers increased by 34% to £18.4bn, while the customer base grew 4% to 13.8m

Card spend value of £13.7bn in Q216, up 18% vs. Q21577

Stronger than expected JetBlue performance from both the acquired portfolio and new customers

Announced new co-brand agreement with American Airlines Barclaycard Germany • c.13% growth in customers on Q215 to over 1.1m

26% growth in net loans and advances to £2.7bn Barclaycard Business Solutions (BBS)

Merchant Acquiring business processed payments to the value of £56.0bn in Q216, up 5% on Q215

Point of Sale Finance loans and advances grew 8% to £3.9bn

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Continued Non-Core rundown momentum

RWAs by type (£bn) Leverage exposure by type (£bn)

(47%)(58%)

316

89	23
22	50
54	47 127 149
33	11 10 12 134 11
22	25 22
19	c.20
24	70 66
11	8 116

9 10 10 42 35

Dec-14 Dec-15 Jun-16 2017 Dec-14 Dec-15 Jun-16

Guidance

Operational risk 78 Securities & loans Derivatives Businesses Securities & loans Derivatives Businesses Other

Quarterly costs79 (£m) Quarterly income (£m)

128

496 489(587)

458 459

70	53 81 368

182

81	Restructuring

costs

426 405 378 307 287 243 215 Q116 Q216 181

(68)	ESHLA FV

(242) movement:

Q215 Q315 Q415 Q116 Q216 Q215 Q315 Q415(344)(363) £50m

ESHLA LOBO

revaluation:

Operating expenses Restructuring costs Securities & loans Derivatives Businesses(£182m)

(162)

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Non-Core income guidance

Income (£m)

FY14 FY15 H116 FY16 FY17 FY18 Guidance

Businesses £377m Non

Securities & loans £(341m) -1,299 Derivatives £(198m) Core

Income ex. 971 ESHLA FV closed

(162)

(800)- (900)

ESHLA FV volatility reduced

ESHLA FV £(156)m £(359)m £(424m) following LOBO loan restructuring

Other net income/(expense)

Guidance on quantum and timing of

Business

80 £(761)m £(468)m £(372)m disposal profits/losses on a business disposals by business basis

Income guidance

Income from Non-Core top-up on 1 March expected to be eroded by end-2016 as business sales complete

Guiding to negative income run-rate of £800m to £900m in 2016, excluding

- ESHLA portfolio FV movements, and

- Gains and losses on Business disposals (in other net income)

Expect significantly lower negative income in 2017 and lower still in 2018

c.£480m pre-tax gain on sale of Index business expected in Q316

Gain on sale of Asia Wealth & Investment Management and Southern European cards expected in H216

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

New Non-Core cost guidance for 2017

Costs (£m)

£1bn additional cost associated with

1	March top-up

New 2017 cost guidance: £400m-£500m2

- Non Core 3,014 closed

2,546 400 c.600

FY14 FY15 FY16 FY17 FY18 Guidance Guidance

Total operating expenses Restructuring costs Costs transferred from Core New guidance

Cost guidance

Non-Core top-up on 1 March added c.£600m of annualised costs

- Majority expected to be removed in 2016

Additional c.£400m one-time restructuring cost for 2016

Total costs of £950m in H116, including £263m of restructuring costs

Guiding to Non-Core costs in FY17 in the range of £400m-£500m2

Expect costs to be significantly lower in 2018, reducing drag on Group returns after Non-Core is closed in 2017

Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

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& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Head Office and Africa Banking summary financials

Business performance excluding notable items

Head Office –Three months ended (£m) Jun-16 Jun-15

Income 42 30

Impairment(2)(1)

– Operating expenses(36)(64)

– Litigation and conduct(11)(6)

Total operating expenses(47)(70)

(Loss)/profit before tax(35)(40)

Attributable profit(27)(102)

Performance measures excluding notable items

Average allocated tangible equity81,82 £6.9bn £2.3bn

Jun-16 Mar-16

Risk weighted assets82 £43.2bn £40.3bn

Notable items – Three months ended (£m) Jun-16 Jun-15

– Own credit 292 282

Africa Banking – Three months ended (£m) Jun-16 Jun-15% change

Income 879 870 1%

Impairment(133)(103)(29%)

Total operating expenses(543)(536)(1%)

Profit before tax 204 232(12%)

Profit after tax83 145 161(10%)

Non-controlling interests83(75)(73)(3%)

Attributable profit 70 88(20%)

Jun-16 Mar-16

Risk weighted assets £36.1bn £33.9bn

Africa Banking profit after tax and non-controlling interests presented in the Group income statement as a discontinued operation Tangible equity and risk weighted assets of Africa Banking included within Head Office

Barclays H1 2016 Fixed Income Investor Presentation

Contact – Debt Investor Relations Team

Lisa Bartrip Sofia Lonnqvist Dan Colvin

+44 (0)20 7773 0708 +44 (0)20 7116 5716 +44 (0)20 7116 6533 lisa.bartrip@barclays.com sofia.lonnqvist@barclays.com daniel.colvin@barclays.com

Website: barclays.com/barclays-investor-relations.html

Barclays H1 2016 Fixed Income Investor Presentation

Footnotes

1 Q216 RoTE excluding notable items l 2 Excluding notable items. Based on current exchange rates l 3 Target set at an average USD exchange rate for 2016 of 1.42 l 4Per week l 5 From 23rd June to 26th July 2016 (comparable period last year) l 6 RoTE excluding notable items. Core RoTE includes Head Office l 7 Excluding notable items l 8 Excludes Non-Core income of £(586)m and Head Office income of £301m l 9 Source: Autonomous l 10 Excludes income from Africa Banking treated as a discontinued operation l 11 Post strategic management actions l 12 Excludes Head Office l 13 Other items not included as notable items: impairment of £372m in respect of the assets of the French retail businesses held for sale (Non-Core other net expenses), and loss of £182m from the restructuring of the terms of the ESHLA portfolio loans with Lender Option Borrower Option (LOBO) features (Non-Core income) l 14 Risk weighted assets and average allocated tangible equity for Africa Banking are included within Core l

15 Dec-13 RWAs are on a pre-restatement basis. Mar-16, Jun-16 and 2017 Guidance are on a post-restatement basis i.e. inclusive of £8bn of RWAs added to Non–Core in Q116 l 16 Barclays has entered into exclusive discussions with AnaCap Financial Partners for the potential sale of our French Retail Banking operations including our network of 74 branches, life insurance business, and wealth and investment management operations. A decision to sell will only be taken after completion of a required works council consultation l 17 Based on Barclays interpretation of the final CRD IV text and latest EBA technical standard l 18 Implementation of Barclays? intentions is subject to, amongst other things, shareholder and regulatory approval. Implementation of these plans is also subject to significant execution risks and there can be no assurance the expected benefits will be realised on the proposed timescale or at all l 19 The leverage ratio has been calculated in accordance with the requirements of CRR which was amended effective from Jan 2015. The leverage calculation uses the end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure. This is broadly consistent with the BCBS 270 definition, which was the basis of Dec-14 comparatives. Dec-13 not comparable to the estimates as of Dec-14 onwards due to different basis of preparation l 20 This illustration is based on Barclays? interpretation of current regulation and regulatory proposals, which are subject to change, and is not a forecast of Barclays? results of operations or capital position or otherwise. This illustration is also based on certain assumptions, which cannot be assured and are subject to change, including: holding constant the P2A at 2016 level despite it being subject to at least annual review; and assumed CRD IV buffers, which are subject to change l 21 Point in time assessment made at least annually by the PRA to reflect idiosyncratic risks not fully captured under Pillar 1. The 2016 total Pillar 2A requirement of 3.9% is split as follows: 2.2% in CET1 form (56% of total requirement), 0.7% in AT1 form (19% of total requirement), and 1.0% in T2 form (25% of total requirement) l 22 CRD IV rules on mandatory distribution restrictions apply from 1 January 2016 onwards based on transitional CET1 requirements. As per CRD Art. 141, restrictions on discretionary distributions would apply in case of a breach of the Combined Buffer Requirement as defined in CRD Art 128(6) l 23 Based on Barclays? understanding of “The Bank of England?s approach to stress testing the UK banking system” published in October 2015 , which is subject to change, and “Stress testing the UK banking system: key elements of the 2016 stress test”, published March 2016.

Stress test hurdle rates for 2016 tests comprise the minimum CRD IV CET1 requirement and the CET1 component of Pillar 2A. For G-SIBs, the „systemic reference point? also includes the applicable phased-in G-SIB buffer. Thereafter, the hurdle rates are subject to changes in Pillar 2A which is a point in time assessment updated annually l 24 Indication based on capital buffers that can be used in stress tests. This should not be interpreted as an indication of Barclays? 2016 Pillar 2B and/or future PRA buffer which remains confidential between the BoE and the respective banks it regulates l 25 Market derived stress-losses based on applicable year-end CET1 ratios against low-point stress outcomes l 26 Based on Barclays? understanding of current regulatory requirements which are subject to change l 27 Based on Barclays? understanding of current regulatory proposals which are subject to change including (i)“FSB?s Total Loss-absorbing Capacity (TLAC) Term Sheet”, published on 9 November 2015, (ii)”The Bank of England?s approach to setting a minimum requirement for own funds and eligible liabilities – consultation on a proposed Statement of Policy” published on 11 December 2015, and (iii) “The minimum requirement for own funds and eligible liabilities (MREL) – buffers and Threshold Conditions” consultation published by the Bank of England on 11 December 2015. Actual future MREL/TLAC requirements will depend on the Bank of England?s implementation of the final rules l 28 Including Africa Banking discontinued operation l 29 Operational risk not allocated at a product level l 30 Wealth, Entrepreneurs & Business Banking l 31 Excluding Markets operational risk RWAs l 32 Dec-15 onward based on end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure. This is broadly consistent with the BCBS 270 definition, which was the basis of the Dec-14 comparative l 33 Loans and advances and other assets net of regulatory deductions and other adjustments l 34 For further detail on calculation, see page 39 in the Barclays PLC H1 2016 Results Announcement l 35 The illustrative issuance volume represents the difference between 24%, and our Jun-16 FL CET1 capital and HoldCo issued capital and senior debt, reduced for HoldCo senior maturities over 2016-22, and HoldCo securities with a remaining contractual maturity of <12 months as at 1 January 2022 (£5.2bn in total). Actual issuance plans are subject to, amongst other things, market conditions and regulatory expectations, which are subject to change and may differ from the illustration l 36 Comprises all outstanding Barclays Bank PLC issued public and private term vanilla senior unsecured debt, regardless of residual maturity. This excludes £29bn of notes issued under the structured notes programmes l 37 Nominal basis will not reconcile with the regulatory basis due to regulatory adjustments. Includes BAGL l 38 The two categories of “by contractual maturity as applicable” and “by next call date as applicable” are not mutually exclusive. The former includes all dated tier 2 instruments whilst the latter includes all non-bullet tier 2 instruments, thereby any dated instrument with an issuer call option will be included in both categories l

39 Illustrative example based on Barclays expectations of the creditor hierarchy in a resolution scenario to demonstrate so-called “single-point-of-entry” in the UK in a situation where a HoldCo has more than one subsidiary and the quantum of the loss suffered by OpCo exceeds its equity capacity. This illustrative allocation of losses assumes that losses occur at the OpCo and that no additional incremental losses arise at the HoldCo including for Group recapitalisation. Each layer absorbs losses to the extent of its capacity, following which any recapitalisation of the entity requires write-down/conversion of more senior layers in accordance with the creditor hierarchy l 40 Point of non-viability power implemented in the UK in accordance with Article 59 of the Bank Recovery and Resolution Directive l 41 Illustration of Barclays business divisions in preparation for regulatory ring-fencing. Plans are subject to internal and regulatory approvals and may change l 42 Including corporates with less than or equal to £6.5m equivalent turnover, subject to some specific exceptions l 43 Annualised RoTE l 44 LCR estimated based on the CRD IV rules as implemented by the European Commission delegated act l 45 Estimated based on the final BCBS rules published in October 2014 l 46 Excludes AT1 capital and preference shares l 47 Primarily comprised of fair valued deposits (£5bn) and secured financing of physical gold (£1bn) l 48 The composition of wholesale funds comprises the balance sheet reported Deposits from Banks, Financial liabilities at Fair Value, Debt Securities in Issue and Subordinated Liabilities (excluding AT1 and preference shares), excluding cash collateral and settlement balances. It does not include collateral swaps including participation in the Bank of England?s Funding for Lending Scheme l 49 Includes structured notes of £29bn, £9bn of which mature within one year l 50 Loans and advances at amortised cost l 51 A loan becomes a credit risk loan when evidence of deterioration has been observed, for example a missed payment or other breach of covenant. A loan may be reported in one of three categories: impaired loans, accruing past due 90 days or more, impaired or restructured loans. These may include loans which, while impaired, are still performing but have associated individual impairment allowances raised against them l 52 Balance as at H116 l 53 High LTV mortgages refers to those with LTV in excess of 85% l 54 Source: Bank of England 2014 and 2015 stress test results (http://www.bankofengland.co.uk/financialstability/Pages/fpc/stresstest.aspx).Cumulative impairment charge rates refers to total impairment charge (over three years for the 2014 stress test and over five years for the 2015 stress test) / average gross on balance sheet exposure over the period l 55 Peer data is based on the average of three comparative banks results l 56 Balance weighted LTV is derived by calculating individual LTVs at account level and weighting it by the balances to arrive at the average position l 57 High LTV is >85% l 58 Based on Barclays assessment l 59 LTV distribution of CRE portfolio does not include unsecured or unassessed balances l 60 A1 rating refers to the Counterparty Risk Assessment l 61 ALAC = Additional Loss Absorbing Capacity l 62 For H116, annualised RoTE on a statutory basis l 63 Core costs; including SRP implementation costs and restructuring costs, excluding Barclays Africa, and conduct and litigation and other notable items; target set at an average USD exchange rate for 2016 of 1.42 l 64 By card receivables. Nilson 2014 l 65 In 2015. BBA SME Dataset l 66 2015 Private Asset Managers / Barclays estimates l 67 Dealogic 2015 l 68 Dealogic 2015, by number of deals l 69 Nilson Report 2014 l 70 By receivables. Barclays estimates l 71 Nilson Midyear 2015 l 72 Excludes investment banking related balances l 73 Other includes Investment Banking related balances and Head Office l 74 The cost guidance of £12.8bn assumed an average USD exchange rate for 2016 of 1.42 l 75 Africa Banking meets the requirements for presentation as a discontinued operation, and as such, its results are presented on the face of the Group income statement representing profit after tax in respect of discontinued operation l 76 Dealogic data l 77 Includes balance transfers l 78 Operational risk plus DTAs l 79 Excluding notable items, conduct and litigation and UK bank levy l 80 Included gains/(losses) on business disposals treated as notable items in FY14 and FY15 and an impairment charge relating to the assets of the French retail and Wealth and Investment Management businesses that are held for sales in Q216 l 81 Based on risk weighted assets and capital deductions in Head Office plus the residual balance of average tangible ordinary shareholders? equity l 82 Includes Africa Banking tangible equity and risk weighted assets as appropriate l 83 Included in Group income statement as profit after tax in respect of discontinued operation and non-controlling interests in respect of discontinued operation l 84 Strong Graded defined as DG (Default Grade) band 1-11 (inclusive of Investment Grade: DG 6 or better); Satisfactory defined as DG band 12-19; Weak defined as DG band 20-21. Definitions of credit quality provided on page 148 of Barclays PLC 2015 Annual Report l

Barclays H1 2016 Fixed Income Investor Presentation

Disclaimer

Important Notice

The information, statements and opinions contained in this presentation do not constitute a public offer under any applicable legislation, an offer to sell or solicitation of any offer to buy any securities or financial instruments, or any advice or recommendation with respect to such securities or other financial instruments.

Forward-looking Statements

This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to the Group. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as „may?, „will?, „seek?,

„continue?, „aim?, „anticipate?, „target?, „projected?, „expect?, „estimate?, „intend?, „plan?, „goal?, „believe?, „achieve? or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding the Group?s future financial position, income growth, assets, impairment charges, provisions, notable items, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios and expected payment strategies), projected levels of growth in the banking and financial markets, projected costs or savings, original and revised commitments and targets in connection with the strategic cost programme and the Group Strategy Update, rundown of assets and businesses within Barclays Non-Core, sell down of the Group?s interest in Barclays Africa Group Limited, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards, evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, future levels of notable items, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; UK, US, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entities within the Group or any securities issued by such entities; the potential for one or more countries exiting the Eurozone; the implications of the results of the 23 June 2016 referendum in the United Kingdom and the disruption that may result in the UK and globally from the withdrawal of the United Kingdom from the European Union; the implementation of the strategic cost programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group?s control. As a result, the Group?s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, expectations and guidance set forth in the Group?s forward-looking statements. Additional risks and factors which may impact the Group?s future financial condition and performance are identified in our filings with the SEC (including, without limitation, our annual report on form 20-F for the fiscal year ended 31 December 2015), which are available on the SEC?s website at www.sec.gov. Subject to our obligations under the applicable laws and regulations of the United Kingdom and the United States in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Barclays H1 2016 Fixed Income Investor Presentation

Disclaimer (continued)

Barclays has filed a registration statement (including a prospectus) and has filed, or will file, a prospectus supplement with the U.S. Securities and Exchange Commission

(“SEC”) for the offering of securities to which this document relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the offering of the Securities (when filed) and other documents that Barclays will file with the SEC. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847.

Certain non-IFRS Measures

Barclays management believes that the non-International Financial Reporting Standards (non-IFRS) measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business? performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of Barclays PLC and its subsidiaries (the Group). They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for IFRS measures and readers should consider the IFRS measures as well. Key non-IFRS measures included in this document, and the most directly comparable IFRS measures, are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Exhibit 99.1 of the Barclays? Form 6-K filed with the SEC on July 29, 2016 (Film No. 161793151) (the “July 29

Form 6-K”) (available at https://www.sec.gov/Archives/edgar/data/312069/000119312516664016/d125938dex991.htm) and such quantitative reconciliations are incorporated by reference into this document.

Barclays Core results are non-IFRS measures because they represent the sum of the Operating Segments, each of which is prepared in accordance with IFRS 8; “Operating Segments”, and following the restatement of 14 April 2016 comprise Barclays UK, Barclays Corporate & International and Head Office. A reconciliation to IFRS is provided on page 23 of the July 29 Form 6-K; Basic earnings/(loss) per share excluding notable items. The comparable IFRS measure is basic earnings/(loss) per share, which represents profit after tax and non-controlling interests, divided by the basic weighted average number of shares in issue. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K; Constant currency results are calculated by converting ZAR results into GBP using the average exchange rate for the six months ended June 30, 2016 for the income statement and the June 30, 2016 closing exchange rate for the balance sheet to eliminate the impact of movement in exchange rates between the two periods; Estimated CRD IV liquidity coverage ratio is calculated according to the Commission Delegated Regulation of October 2014 that supplements Regulation (EU) 575/2013 (CRDIV) published by the European Commission in June 2013. The metric is applicable from October 1, 2015 and as such is a binding measure as at December 31, 2015

Barclays H1 2016 Fixed Income Investor Presentation

Disclaimer (continued)

Net Stable Funding Ratio (NSFR) is calculated according to the definition and methodology detailed in the standard provided by the Basel Committee on Banking

Supervision. The original guidelines released in December 2010 („Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring?, December 2010) were revised in October 2014 („Basel III: The Net Stable Funding Ratio?, October 2014). The metric is a regulatory ratio that is not yet finalised in local regulations and, as such, represents a non-IFRS measure. This definition and the methodology used to calculate this metric is subject to further revisions ahead of the implementation date and our interpretation of this calculation may not be consistent with that of other financial institutions; Transitional CRD IV CET1 ratio according to FSA October 2012. This measure is calculated by taking into account the statement of the Financial Services Authority, the predecessor of the Prudential Regulation Authority, on CRD IV transitional provisions in October 2012, assuming such provisions were applied as at January 1, 2014. This ratio is used as the relevant measure starting January 1, 2014 for purposes of determining whether the automatic write-down trigger (specified as a Transitional CET1 ratio according to FSA October 2012 of less than 7.00%) has occurred under the terms of the Contingent Capital Notes issued by Barclays Bank PLC on November

21, 2012 (CUSIP: 06740L8C2) and April 10, 2013 (CUSIP: 06739FHK0). Please refer to page 36 of the July 29 Form 6-K for a reconciliation of this measure to fully loaded CRD IV CET1 ratio; Underlying cost: income ratio. The comparable IFRS measure is cost: income ratio. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K; Underlying total operating expenses or total operating expenses excluding notable items. The comparable IFRS measure is total operating expenses. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K; Underlying profit before tax or profit before tax excluding notable items. The comparable IFRS measure is profit before tax. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K;

Underlying return on average tangible shareholders? equity. The comparable IFRS measure is return on average tangible shareholders? equity, which represents annualised profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders? equity excluding non-controlling interests and other equity instruments adjusted for the deduction of intangible assets and goodwill. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K; Underlying total income. The comparable IFRS measure is total income net of insurance claims. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K.

References to underlying performance exclude the impact of notable items.

Barclays H1 2016 Fixed Income Investor Presentation

Disclaimer (continued)

Notable items which are excluded from certain of the key non-IFRS measures described above are considered to be significant items impacting comparability of performance and have been called out for each of the business segments. Notable items include: the impact of own credit in total income net of insurance claims; the gain on disposal of Barclays? share of Visa Europe Limited in total income net of insurance claims; gains on US Lehman acquisition assets in total income net of insurance claims; revision of the Education, Social Housing, and Local Authority (ESHLA) valuation methodology in total income net of insurance claims; gain on valuation of a component of the defined retirement benefit liability in operating expenses; impairment of goodwill and other assets relating to businesses being disposed in operating expenses, provisions for UK customer redress in litigation and conduct; provisions for ongoing investigations and litigation including Foreign Exchange in litigation and conduct; and losses on sale relating to the Spanish, Portuguese and Italian businesses in other net income/(expenses).

Barclays H1 2016 Fixed Income Investor Presentation